Exhibit 10.12

US $100,000.00	October 31, 2007

BRIDGE LOAN
PROMISSORY NOTE
(Non-Negotiable)

FOR VALUE RECEIVED, the undersigned, Remote Knowledge, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Robert K. McDonald, or any successor holder of this Note (“Holder”), at Holders office, or such other place as Holder may designate, the principal amount of One Hundred Thousand Dollars ($100,000).

1.  Interest. As soon as practical after delivery of this Note to Holder and transfer of funds to Maker, Maker shall deliver to Holder Thirty-three Thousand Three Hundred Thirty-three shares (33,333) of common stock of Maker issued in the name of Holder as interest. Holder shall be entitled to retain all such shares regardless whether the Note may be prepaid. At the end of each month following default in payment of principal and continuing until principal is paid in full, Eleven Thousand One Hundred Eleven shares (11,111) of Makers common stock shall be delivered to Holder.

2.  Payments.  All outstanding principal shall be payable on October 31, 2007 (the “Maturity Date”).

3.  Guaranty. Payment of this Note is and shall be guaranteed by this performance pledge (the “Guaranty”) by Alan Granader, Dan Granader, and Randy S. Bayne (the “Guarantors”).  This Guaranteed Promissory Note is an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Maker shall remain liable on its obligations hereunder until the payment in full of the principal and interest (the “Guaranteed Obligations”).

4.  (the “Guaranteed Obligations”).

(a)  In the event of default by Maker in payment of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations are due to be paid or performed by Maker, the Guarantor shall promptly pay the Guaranteed Obligations then due in full without notice or demand, and it shall not be necessary for Holder, in order to enforce such payment by the Guarantor, to institute suit or exhaust its remedies against Maker or others.  THE GUARANTORS HEREBY IRREVOCABLY AGREES THAT, UNTIL PAYMENT IN FULL TO HOLDER OF THE GUARANTEED OBLIGATIONS, THE GUARANTORS SHALL HAVE NO RIGHT TO RECOVER FROM MAKER ANY CLAIMS THE GUARANTOR HAVE OR MIGHT HAVE AGAINST MAKER (AS SUCH TERM "CLAIM" IS DEFINED IN THE UNITED STATES BANKRUPTCY CODE 11 U.S.C. § 101[5] AS AMENDED FROM TIME TO TIME) IN CONNECTION WITH PAYMENTS MADE BY OR ON BEHALF OF THE GUARANTORS TO HOLDER UNDER THIS GUARANTY INCLUDING, WITHOUT IMPLIED LIMITATION, ALL RIGHTS THE GUARANTOR MAY NOW OR HEREAFTER HAVE UNDER ANY AGREEMENT OR AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY LAW SUBROGATING THE GUARANTOR TO THE RIGHTS OF HOLDER) TO ASSERT ANY CLAIM AGAINST OR SEEK CONTRIBUTION, INDEMNIFICATION OR ANY OTHER FORM OF REIMBURSEMENT FROM MAKER OR ANY OTHER PARTY LIABLE FOR PAYMENT OF ANY OR ALL OF THE INDEBTEDNESS.

(b)  If acceleration of the time for payment by Maker of all or any portion of the indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Maker, the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Holder.

5.  Prepayment.  Maker may pay all or any part of the principal owing on this Note at any time or times prior to maturity without payment of any premium or penalty.

6.  Default.  Each of the following events shall constitute an event of default (“Event of Default”) and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Maker in default under this Note and declare due all obligations of Maker to Holder (it also being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Maker's indebtedness to Holder):

(a)  the failure of Maker to make any payment required hereunder when due;

(b)  default by Maker in the performance or observance of any other term, covenant, condition or obligation contained in this Note, which default is not cured within 15 days after Maker's written notice thereof;

(c)  the filing of any petition by Maker under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against Maker, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

(d)  an adjudication that Maker is insolvent or bankrupt.

7.  Collection Costs.  Upon the occurrence of any Event of Default, Maker agrees to pay Holder, upon demand, any and all costs, expenses and fees, including without limitation, reasonable attorneys' fees incurred before or after suit is commenced in order to enforce payment hereof, and in the event suit is brought to enforce payment hereof, that such costs, expenses and fees shall be determined by a court proceeding without a jury.

8.  Waiver.  Maker hereby acknowledges and agrees that the failure by Holder to insist upon Maker's strict performance of this Note or the failure by Holder to exercise its remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Holder of any of Holder's rights or remedies hereunder or at law or in equity.

9.  Transfer.  This Note is not transferable by the Holder without the express written permission of Maker which shall not be unreasonably withheld.

10.  Governing Law.  All amounts payable hereunder are payable in lawful money of the United States of America.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

11.  Representations and Warranties of Maker.  Maker hereby represent and warrants to Holder as follows:

(a)  Maker has full power, authority and capacity to issue this Note and to perform and comply with all covenants and obligations contained herein.

(b)  This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

12.  Representations and Warranties of Guarantors.  The Guarantors represents and warrants to Holder as follows:

(a)  Guarantors have the power and authority and legal right to execute, deliver, and perform its obligations under the Guaranty and the Guaranty constitutes the legal, valid, and binding obligation of Guarantors, enforceable against Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

(b)  The execution, delivery, and performance by Guarantors of this Guaranteed Promissory Note do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator.

(c)  No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantors of this Guaranty Agreement or the validity or enforceability thereof.

(d)  Guarantors have, independently and without reliance upon Maker and based upon such documents and information as Guarantors have deemed appropriate, made their own analysis and decision to become a Guarantor of this Guaranteed Promissory Note

IN WITNESS WHEREOF, this Note has been duly executed to be effective as of the 11th day of July, 2007.

Holders Address	Maker:
REMOTE KNOWLEDGE, INC.,
a Delaware Corporation
By: /s/ Henry Houston

Name: Henry Houston

Guarantors:	Alan Granader

/s/ Alan Granader

Dan Granader

/s/ Dan Granader

Randy S. Bayne

/s/ Randy S. Bayne